PURCHASE AGREEMENT

               Tractor Supply, Marion, Indiana



      This Purchase Agreement (the "Agreement") entered into and effective as of the 21st day of January, 2005, by and between Brody Capital Management, Inc. (the "Seller") and AEI Fund Management, Inc., a Minnesota corporation, or its assigns (the "Buyer").

1. PROPERTY. Seller holds an undivided 100% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Parcel"). Seller wishes to sell and Buyer wishes to purchase the Parcel and all improvements thereon upon which Seller has developed a Tractor Supply Store (the "Improvements") on the Parcel (the Parcel and the Improvements collectively, the "Property").

2. LEASE. The Property is being sold subject to an existing Lease of the Property by and between Seller, as lessor, and Tractor Supply Company as lessee (the "Lessee"),
dated                 (the "Lease").  Buyer shall  have  the
right  to  review  and  approve  such  Lease  in  its   sole
discretion.

3. CLOSING DATE. The closing date on the Buyer's purchase of the Property shall be on or before February 22, 2005 (the "Closing Date"), but in any event after Lessee has taken occupancy of the Property and has commenced or simultaneously begins paying rent under the Lease.

4. PURCHASE PRICE. The purchase price for the Property is $2,900,000, If all conditions precedent to Buyer's obligations to purchase have been satisfied, Buyer shall deposit the Purchase Price in cash with a title company acceptable to Buyer as described in Article 6 hereof (the "Closing Agent") on the Closing Date.

     Within five (5) business days of full execution of this Agreement by all parties, Buyer will deposit $25,000 (the "Earnest Money") in an interest bearing escrow account with the Closing Agent, Lawyers Title Insurance Corporation, Marion, Indiana offices. The Earnest Money will be credited against the Purchase Price paid by Buyer at closing when and if the transaction contemplated herein closes and the sale is completed. The accrued interest will be paid to Buyer at closing when and if the transaction contemplated herein closes and the sale is completed. In all other instances interest is to be paid to Buyer.

      The balance of the Purchase Price in cash is to be deposited by Buyer into an escrow account with the Closing
Agent on the Closing Date.

5. ESCROW. Escrow shall be opened by Seller with the Closing Agent upon execution of this Agreement. A copy of this Agreement will be delivered to the Closing Agent by Seller and will serve as escrow instructions together with any additional instructions required by Seller and/or Buyer or their respective counsels. Seller and Buyer agree to cooperate with the Closing Agent and sign any additional instructions reasonably required by the Closing Agent to close escrow. If there is any conflict between any other instructions and this Agreement, this Agreement shall control.

6. TITLE. Seller shall deliver to Buyer a commitment for an ALTA Owner's Policy of Title Insurance (ALTA owner-most recent edition) issued by the Closing Agent (the "Title Company"), insuring marketable title in the Property, subject only to such matters as Buyer may approve and contain such endorsements as Buyer may require, including extended coverage and owner's comprehensive coverage (the "Title Commitment"). The Title Commitment shall show Seller as the present fee owner of the Property and show Buyer as the fee owner to be insured.

The Title Commitment shall also include:

      (a)    an  itemization of all outstanding and  pending
special assessments and an              itemization of taxes
affecting the Property and the tax year to which they relate;

      (b) shall state whether taxes are current and if not, show the amounts unpaid;

     (c) the tax parcel identification numbers and whether the tax parcel includes property other than the Property to be purchased.

      All easements, restrictions, documents and other items
affecting title shall be listed in Schedule "B" of the Title
Commitment.    Copies  of  all  instruments  creating   such
exceptions must be attached to the Title Commitment.

      Buyer shall be allowed ten (10) business days after receipt of the Title Commitment and copies of all underlying documents or until the end of the First Contingency Period, whichever is later to be consistent with Article 8.01 hereof (but in no event beyond February 22, 2005) for examination and the making of any objections thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed thirty (30) days to cure such objections or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to cure Buyer's objections, or is unable to obtain insurable title within said thirty (30) day period, this Agreement shall be null and void and of no further force and effect (and the Earnest Money and interest shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder).

      The Buyer shall also have five (5) business days to review and approve any easement, lien, hypothecation or other encumbrance placed of record affecting the Property after the date of the Title Commitment. If necessary, the Closing Date shall be extended by the number of days necessary for the Buyer to have five (5) business days to review any such items (but in no event beyond February 22, 2005). Such five (5) business day review period shall commence on the date the Buyer is provided with a legible copy of the instrument creating such exception to title.

     The Seller agrees to inform the Buyer of any item executed by the Seller placed of record affecting the
Property after the date of the Title Commitment. If any objections are so made, the Seller shall be allowed thirty
(30) days to cure such objections or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to cure Buyer's objections, or is unable to obtain insurable title within said thirty (30) day period, this Agreement shall be null and void and of no further force and effect (and the Earnest Money and interest shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder).

7. SITE INSPECTION. As a condition precedent to Buyer's obligations hereunder, the Property shall be inspected and approved by Buyer, in Buyer's sole discretion. Said inspection shall be completed within seven days from the date the last party hereto executes this Agreement.

8.    DUE  DILIGENCE AND CONTINGENCY PERIODS.  IN  NO  EVENT
SHALL  ANY REVIEW PERIOD AFFORDED TO BUYER HEREUNDER  EXTEND
BEYOND FEBRUARY 22, 2005, NOTWITHSTANDING ANYTHING HEREAFTER
TO THE CONTRARY:

8.01 FIRST DUE DILIGENCE DOCUMENTS AND FIRST CONTINGENCY PERIOD. Buyer shall have until the end of the fifteenth
(15th) business day after the delivery of all of the First Due Diligence Documents, as described below, to be delivered by Seller at Seller's expense unless specifically designated herein to be obtained by Buyer, and such documents to be of current or recent date and certified to Buyer, (the "First Contingency Period") to conduct all of its inspections, due diligence and review to satisfy itself regarding each item, the Property and this transaction:

     (a)  The Title Commitment;

     (b)  Current ALTA as-built survey of the Property;

     (c) Copies of the Lease and all amendments and assignments thereto;

     (d) Phase I environmental assessment report prepared by a company satisfactory to Buyer containing evidence that the Property complies with all federal, state and local environmental regulations, and letter from the Company preparing such report allowing Buyer to rely on the same;

     (e) Copies of the certificates of insurance for the insurance polices for Lessee as required by the Lease;

     (f)  Final   plans   and   specifications   for   the
          Improvements;

     (g)  Soils report;

     (h) Certificate of Occupancy from the governing municipality and Certificate of Substantial
          Completion executed by the project architect and/or general contractor for the Improvements;

     (i)  Proposed General Warranty Deed;

     (j)  Copy of most recent Real Estate Tax Statement; and

     (k) Copies of all warranties, and assignments thereof, issued to or required to be provided to Lessee as designated in the Lease.

      (All of the above described documents (a) through  (k)
are   hereinafter  collectively  the  "First  Due  Diligence
Documents").

      After receipt and review of the First Due Diligence Documents or after Buyer's inspection of the Property, Buyer may cancel this Agreement for any reason in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and Closing Agent prior to the end of the First Contingency Period (and the Earnest Money and interest shall be returned in full to Buyer immediately) and neither party shall have any further duties or obligations to the other hereunder. Such notice shall be deemed effective upon receipt by Seller.

8.02 FORM OF CLOSING DOCUMENTS. Prior to the end of the First Contingency Period, Seller and Buyer shall agree on the form of the following documents to be delivered to Buyer on the Closing Date by Seller as set forth in Article 14 hereof:

     (a)  General warranty deed;

     (b)  Seller's Affidavit;

     (c)  FIRPTA Affidavit;

     (d)  Assignment and Assumption of the Lease;

     (e) Assignment of warranties from the party or parties constructing the Improvements on the Property, and if such warranties are not assignable on their face, the written consents of the assignments thereof by
          the   party giving the warranty from the party  or
          parties constructing the Improvements on the Property;

     (f)  Estoppel from Lessee;

     (g)  Hazardous Substances Indemnification Agreement;

     (h)  Indemnity  of  Seller  in  favor  of  Buyer   over
          representations and warranties(including but not limited to construction matters) for which the Landlord is liable under the Lease;

In the event that Seller and Buyer do not reach mutual agreement on the form of the above described documents (a) through (h) prior to the end of the First Contingency Period, this Agreement may be terminated by either Seller or Buyer and the Earnest Money and interest shall be returned in full to the Buyer immediately and neither party shall have any further duties or obligations to the other hereunder.

8.03 SECOND DUE DILIGENCE DOCUMENTS AND SECOND CONTINGENCY PERIOD. As soon as available, but in any event no later than at least ten (10) business days prior to the Closing Date (the "Second Contingency Period"), Seller shall deliver to Buyer the following items for review and acceptance:

     Any documents or written summary of facts known to Seller that materially change or render incomplete, invalid, or inaccurate any of the First Due Diligence Documents (collectively, if any, the "Second Due Diligence Documents").

      Buyer shall have ten (10) business days to examine and to accept all of the above-described Second Due Diligence Documents. After Buyer's receipt and review of the Second Due Diligence Documents, Buyer may cancel this Agreement if any of the Second Due Diligence Documents are not acceptable to Buyer, in its sole discretion, by delivering a cancellation notice, as provided herein, to Seller and Closing Agent prior to the end of the Second Contingency Period. Such notice shall be deemed effective upon receipt by Seller. If Buyer so terminates this Agreement, the Earnest Money shall be returned in full to Buyer immediately and thereafter neither party shall have any further duties or obligations to the other hereunder.

       It shall be a condition precedent to Buyer's obligations to close hereunder that there have been no material changes in any of the information reflected in the First or Second Due Diligence Documents after the date of such document and prior to closing.

      Until this Agreement is terminated or the Closing has occurred, the Seller shall deliver to the Buyer any documentation that comes in the Seller's possession that modifies any of the First or Second Due Diligence Documents, including the Lease and the Guaranty, or could render any of the First or Second Due Diligence Documents materially inaccurate, incomplete or invalid. The Buyer shall, in any event, have five (5) business days before the Closing Date to review any such document and, if necessary, the Closing Date shall be extended by the number of days necessary for the Buyer to have five (5) business days to review any such document or documents.

9. CLOSING COSTS. Buyer and Seller shall each pay one-half of all costs of closing, including, but not limited to, the owner's title insurance policy, recording fees, escrow fees, the costs of the updating and certifying all Due Diligence Documents unless otherwise designated herein to be paid by Buyer. Each party will pay its own attorneys' fees to close this transaction.

10. REAL ESTATE TAXES AND ASSESSMENTS. Seller represents to Buyer that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable on or before the Closing Date have been or will be paid in full as of the Closing Date. (It is understood between Seller and Buyer that all unpaid levied and pending special assessments are paid by the Lessee and shall be the responsibility of the Lessee under the Lease after the Closing Date.)

       In the event Lessee does not pay any special assessments or real estate taxes that are the responsibility of the Lessee under the Lease, Seller and Buyer agreed to each pay its prorata share of said assessments or taxes as of the Closing Date.

11. PRORATIONS. The Buyer and the Seller, as of the Closing Date, shall prorate: (i) all rent due under the Lease, if any, (ii) ad valorem taxes, personal property taxes, charges or assignments affecting the Property (on a calendar year basis), (iii) utility charges, including charges for water, gas, electricity, and sewer, if any, (iv) other expenses relating to the Property which have accrued but not paid as of the Closing Date, based upon the most current ascertainable tax bill and other relevant billing information, including any charges arising under any of the encumbrances to the Property. To the extent that information for any such proration is not available on the Closing Date or if the actual amount of such taxes, charges or expenses differs from the amount used in the prorations at closing, then the parties shall make any adjustments necessary so that the prorations at closing are adjusted based upon the actual amount of such taxes, charges or expenses. The parties agree to make such reprorations as soon as possible after the actual amount of real estate taxes, charges or expenses prorated at closing becomes available. (It is understood between Seller and Buyer that certain operating costs of the Property are paid by the Lessee and shall be the responsibility of the Lessee under the Lease after the Closing Date. In the event Lessee does not pay any such costs that are the responsibility of the Lessee under the Lease, Seller and Buyer agreed to each pay its prorata share of said costs as of the Closing Date.)

12.    SELLER'S  REPRESENTATIONS  AND  WARRANTIES.    Seller
represents and warrants as of this date and to the best of Seller's knowledge after due inquiry that:

     (a) Except for this Agreement and the Lease between Seller and Lessee, it is not aware of any other agreements or leases with respect to the Property;

     (b) Seller has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder;

     (c)  It  does  not  have  any  actions  or  proceedings
          pending,   which  would  materially   affect   the
          Property or Lessee, except matters fully covered by insurance;

     (d) The consummation of the transactions contemplated hereunder, and the performance of this Agreement and the delivery of the warranty deed to Buyer, will not result in any breach of, or constitute a default under, any instrument to which Seller is a party or by which Seller may be bound or affected;

     e) All of Seller's covenants, agreements, and representations made herein, and in any and all documents which may be delivered pursuant hereto, shall survive the delivery to AEI of the warranty deed and other documents furnished in accordance with this Agreement, and the provision hereof shall continue to inure to Buyer's benefit and its successors and assigns;

     (f) The Property is in good condition, substantially undamaged by fire and other hazards, and has not been made the subject of any condemnation proceeding;

     (g)  The  use and operation of the Property now  is  in
          full  compliance with applicable local, state  and
          federal   laws,   ordinances,   regulations    and
          requirements;

     (h) Seller has not caused or permitted any, and to the best of Seller's knowledge after due inquiry, the Property is not in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions, on, under or about the Property, including, but not limited to, soil and groundwater conditions. There is no proceeding or inquiry by any governmental authority with respect to the presence of hazardous materials on the Property or the migration of hazardous materials from or to other property;

     (i)  These   Seller's  representations  and  warranties
          deemed  to  be true and correct as of the  Closing
          Date and shall survive the closing;

     (j) Seller represents and warrants the transaction contemplated herein does not represent a fraudulent conveyance.


13.    BUYER'S   REPRESENTATIONS  AND   WARRANTIES.    Buyer
represents and warrants to Seller that:

     (a) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder;

     (b) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereunder will violate or be in conflict with any agreement or instrument to which Buyer is a party or by which Buyer is bound;

     (c)  These   Buyer's  representations  and   warranties
          deemed  to  be true and correct as of the  Closing
          Date and shall survive the closing.

14.  CLOSING.

(a) On or before the Closing Date, Seller will deposit into escrow with the Closing Agent the following documents on or before the Closing Date:

     (1) A general warranty deed conveying insurable title to the Property to Buyer, in form and substance as agreed to between Seller and Buyer during the First Contingency Period;

     (2) Estoppel letter from Lessee, in form and substance as agreed to between Seller and Buyer during the First Contingency Period;

     (2) Affidavit of Seller, in form and substance as agreed to between Seller and Buyer during the First Contingency Period;

     (3) FIRPTA Affidavit, in form and substance as agreed to between Seller and Buyer during the First
          Contingency Period;

     (4) Assignment of Lease, in form and substance as agreed to between Seller and Buyer during the First Contingency Period;



     (5)  Hazardous Substances Indemnification Agreement  of
          Seller in form and substance as agreed to between Seller and Buyer during the First Contingency
          Period;

     (6)  (Not Applicable) ;

     (7) Assignments of all warranties (and the written consents of the assignments thereof by the party giving the warranty) from the party or parties constructing the Improvements on the Property.

     (8) Certificates of insurance evidencing the insurance policy of Lessee as required by the Lease;

     (9) Copy of the final unconditional Certificate of Occupancy for the Property authorizing Lessee's use and occupancy of the Property;

     (10) Certificate of Completion executed by the project architect, general contractor and/or the Seller;

     (11) A down-dated title commitment for an owner's
          title insurance policy, reflecting only permitted exceptions approved by Buyer during the First Contingency Period and including all endorsements required by Buyer, with all Schedule C requirements removed;

     (12) Copies  of  any  and  all  certificates,  permits,
          licenses and other authorizations of any governmental body or authority which are necessary to permit the use and occupancy of the Improvements, if any in Seller's possession;

     (13) Certified   project  cost  statement,  signed   by
          Seller,   simply   itemizing  by  percentage   the
          following   costs:   land  acquisition,   building
          construction and site work;

     (14) Assignments of all warranties (and the written consents of the assignments thereof by the party giving the warranty) from the party or parties constructing the Improvements on the Property;

     (15) Seller indemnification from Seller to Buyer for Landlord's representation and warranties in the Lease; and

     (16) The original Lease and any Amendments thereto, executed by all parties.

(b)   On  the Closing Date, Buyer will deposit the  Purchase
Price with the Closing Agent;

(c) Both parties will sign and deliver to the Closing Agent any other documents reasonably required by the Closing Agent and/or the Title Company.

15. TERMINATION. This Agreement may be terminated prior to closing at Buyer's option (and the Earnest Money and interest returned to Buyer in full immediately) in the event of any of the following occurrences:

     (a) Seller fails to comply with any of the terms hereof;

     (b)  A   default   exists  in  any  material  financial
          obligation of Seller, Lessee or Guarantor;

     (c) Any representation made or contained in any submission from Seller or Lessee, or in the Due Diligence Documents, proves to be untrue, substantially false or misleading at any time prior to the Closing Date;

     (d) There has been a material adverse change in the financial condition of Lessee or there shall be a material action, suit or proceeding pending or threatened against Seller which affects Seller's ability to perform under this Agreement or against Lessee which affects their respective abilities to perform under the Lease;

     (e)  Any    bankruptcy,   reorganization,   insolvency,
          withdrawal, or similar proceeding is instituted by or against Seller or Lessee;

     (f) Seller or Lessee shall be dissolved, liquidated or wound up;

     (g) Lessee is not in possession of the Property and/or commence paying rent under the Lease by the Closing Date; and

     (h)  Notice given by Buyer pursuant to Article 6, 7, 8,
          16 or 18 hereof.

16. DAMAGES, DESTRUCTION AND EMINENT DOMAIN. If, prior to the Closing Date, the Property, or any part thereof, should be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement (which damage exceeds 10% of the Purchase Price of the Property or delays commencement of the Lease or abates payment of rent by the Lessee or renders the Lease invalid), this Agreement shall become null and void, at Buyer's option, exercised by written notice to Seller within ten (10) business days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (a) all contingencies set forth in
Article 8 hereof have been satisfied, or waived; and (b) any period provided for above in Article 8 hereof for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the Purchase Price, and Seller shall assign to Buyer the Seller's right, title and interest in and to all insurance proceeds resulting form said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of the Lessee.

     If prior to closing, the Property, or any part thereof, is taken by eminent domain, (which taking delays commencement of the Lease or delays payment of rent by the Lessee or renders the Lease invalid) this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the Purchase Price and Seller shall assign to Buyer all the Seller's right, title and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Property's subject to right so the Lessee.

     In the event that this Agreement is terminated by Buyer as provided above, the Earnest Money and interest shall be returned to Buyer immediately after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.

17. NOTICES. All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.


If to Seller:

          Mr. Brad Brody
          Brody Capital Management, Inc.
          2501 Westown Parkway, Suite 1202
          Des Moines, Iowa  50266
          Phone No.:

If to Buyer:

          AEI Fund Management, Inc.
          1300 Minnesota World Trade Center
          30 E. 7th Street
          St. Paul, Minnesota 55101
          Attention:  Robert P. Johnson and George Rerat
          Phone No.: (612) 227-7333

      Notice shall be deemed received 48 hours after proper deposit in US Mail, or 24 hours after proper deposit with a nationally recognized overnight courier.

18.  MISCELLANEOUS.

a. This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement, the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreement or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

b. If the transaction contemplated hereunder does not close by the Closing Date, through no fault of Buyer, Buyer may either, at it election, extend the Closing Date, exercise any remedy available to it by law or equity, or terminate this Agreement (and receive its Earnest Money and interest back in full immediately). If Buyer shall fail to close this transaction without exercise of a right of termination as set forth herein, the Earnest Money shall be paid to Seller and shall be non-refundable, and Seller shall be entitled to all remedies available at law or equity.

c. This Agreement shall be assignable by Buyer, at its option, in whole or in part, in such manner as Buyer may determine, to an affiliate of affiliates of Buyer.

d. The Buyer and Seller each warrant to the other that neither party hereto has had any dealing with any real estate brokers or salespersons which would result in a claim for a commission; provided, however, Seller shall pay all commissions due and payable to The Boulder Group representing Seller.

e. Seller and Buyer agree that if it is Seller's responsibility to continue liability under the Leases with regard to any Landlord warranty of construction, Seller will provide, in a form acceptable to Buyer, an indemnification of warranty construction for the Property. Seller will further assist Buyer in obtaining an Estoppel from the Tenant for the Lease relieving Buyer as future Landlord. Failure to satisfy this provision shall not be grounds for specific enforcement but shall be a condition precedent to Buyer's obligation to close hereunder and grounds for termination of this Purchase Agreement; upon termination for Seller's failure to satisfy this condition precedent, Buyer shall be entitle to the immediate return of its Earnest Money and interest.


      Buyer is submitting this offer by signing a copy of this Agreement and delivering it to Seller. Seller has until January 25, 2005, within which time to accept this offer by signing and returning this Agreement to Buyer. When executed by both parties, this Agreement will be a binding agreement for valid and sufficient consideration which will bind and benefit Seller, Buyer and their respective successors and assigns.



     IN WITNESS WHEREOF, Seller and Buyer have executed this
Agreement effective as of the day and year above first written.


SELLER:

Brody Capital Management, Inc.

By: /s/ Brad Brody
Its: President


STATE OF IOWA   )
                ) ss.
COUNTY OF POLK  )

      On this 21st day of January, 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared Brad Brody, personally known to me to be the person who executed the within instrument as the President of Brody Capital Management, Inc., a S corporation, on behalf of said corporation.


                              /s/ Mary M Rodgers
                                  Notary Public
                                  [notary seal]

BUYER:

AEI FUND MANAGEMENT, INC.

By: /s/ Robert P Johnson
        Robert P. Johnson, its President

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF RAMSEY    )

      On this 3 day of February, 2005, before me, the undersigned, a Notary Public in and for said State, personally Robert P. Johnson, personally known to me to be the person who executed the within instrument as the President of AEI Fund Management, Inc., a Minnesota corporation, on behalf of said corporation.

                              /s/ Jennifer L Schreiner
                                     Notary Public

                                     [notary seal]



                         EXHIBIT "A"

                      LEGAL DESCRIPTION



Part  of  the North Half of the Southeast Quarter of Section
13, Township 24 North, Range 7 East, Grant County, Indiana described as follows:

Commencing at the southeast corner of said section, thence North 00 degrees 56 minutes 50 seconds West ( state plane coordinate bearing Indiana East Zone) along the east line of said section a distance 1,569.75 feet to the easterly extension of the north right of way line of 35th Street; thence South 88 degrees 58 minutes 50 seconds West along said easterly extension a distance of 105.51 feet to the intersection of said north right of way line of 35th Street and the westerly right of way line of Sate Road 9 & 15 per State Highway Project No. NH-099-0(8) and the Point of Beginning; thence South 89 degrees 08 minutes 11 seconds West a distance of 557.60 feet to an iron pipe with cap stamped "MANSHIP SO434"; thence North 01 degrees 22 minutes 37 seconds West a distance of 325.58 feet though a rebar with cap stamped "MANSHIP SO434" to the southeasterly right of way line of Norfolk & Western Railroad; thence North 79 degrees 45 minutes 39 seconds East along said southeasterly right of way line a distance of 570.16 feet to said westerly right of way line of Sate Road 9 & (the following thee courses are along said westerly right of way line); 1) thence South 01 degrees 16 minutes 12 seconds East a distance of 159.48 feet; 2) thence south 02 degrees 40 minutes 02 seconds East a distance of 205.06 feet 3) thence south 09 degrees 13 minutes 59 seconds West a distance of
54.86 feet to the Point of Beginning, containing 4.82 acres, more or less.